Exhibit 2.6


[FORM OF BANK WARRANT]



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AND THE HOLDER OF SUCH SECURITIES HAS THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF FEBRUARY 25, 1998 AMONG WLR FOODS, INC. AND THE WARRANTHOLDERS PARTIES THERETO, COPIES OF WHICH ARE ON FILE WITH WLR FOODS, INC.


No. 98-FIELD (No.)                           Dated February 25, 1998


                                WARRANT

         To purchase FIELD (Shares) Shares of Common Stock of

                            WLR FOODS, INC.

                       Expiring January 1, 2002


     THIS IS TO CERTIFY THAT, for value received, FIELD(NAME) or registered assigns ("Holder") is entitled to purchase from WLR FOODS, INC., a Virginia corporation ("WLR"), at any time or from time to time after 9:00 a.m., Charlotte, North Carolina time, on the date hereof with respect to 30% of the shares for which this Warrant is exercisable and at any time or from time to time after 9:00 a.m. Charlotte, North Carolina time, on February 28, 1999 with respect to all shares for which this Warrant is exercisable and, in either case, prior to 5:00 p.m., Charlotte, North Carolina time, on the earlier of January 1, 2002 and the Business Day preceding the date of redemption of this Warrant, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Class A Common Stock, no par value, of WLR (the "Common Stock") shown above, all subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 889,898 shares of Common Stock. The Warrants have been issued pursuant to the Revolving Credit Agreement and the Term Loan Agreement, each dated as of February 25, 1998 (as amended from time to time, collectively, the "Credit Agreement") among WLR, Wampler Foods, Inc., Cassco Ice & Cold Storage, Inc., Wampler Supply Company, Inc., Valley Rail Service, Inc., and First Union National Bank ("First Union"), CoreStates Bank, N.A. ("CoreStates"), Harris Trust and Savings Bank ("Harris"), and Crestar Bank ("Crestar") or pursuant to the Note Purchase Agreement dated as of February 25, 1998 (the "Note Purchase Agreement") among WLR and the purchasers named on the signature page thereto (the "Purchasers"), and the Holder is entitled to certain benefits as set forth therein and to certain benefits described in the Warrantholders Rights Agreement dated as of February 25, 1998 among WLR and the Warrantholders party thereto (the "Warrantholders Rights Agreement"). WLR shall keep a copy of the Credit Agreement and the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

     Certain terms used in this Warrant are defined in Article 6.

                               ARTICLE 1

                         EXERCISE OF WARRANTS

     SECTION 1.01. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to WLR, at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by any of the following methods: (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised; or (b) by receiving from WLR the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised; or (c) by cancellation of an amount of principal or interest owing under the Credit Agreement or the Note Agreement, as the case may be, in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being executed.

     WLR shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice together with cash in lieu of any fractions of a shares as providtificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name as shall be designated in such notice. This Warrant shall be deemed to have been exercised, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by WLR. If this Warrant shall have been exercised only in part, WLR shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. WLR shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of WLR for payment.

     SECTION 1.02. Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

     SECTION 1.03. No Fractional Shares Required to Be Issued. WLR shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon partial exercise, such fraction of a share shall be carried over until the final exercise of this Warrant, at which time in lieu of such fractional share WLR shall pay
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

to the Holder, in cash, an amount equal to the same fraction of the Fair Market Value of WLR per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

     SECTION 1.04. Share Legend.  Each certificate for shares of
Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

"The securities represented by this certificates have not been registered under the Securities Act of 1933, as amended, and may not be sold or offered for sale unless an exemption from such registration is available. The securities represented by this certificate are also subject to and the holder of such securities has the benefit of a Warrantholders Rights Agreement dated as of February 25, 1998 among WLR Foods, Inc. and the Warrantholders parties thereto, copies of which are on file with WLR Foods, Inc."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to WLR, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

     SECTION 1.05. Reservation. WLR has duly reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding.


                               ARTICLE 2

WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

     SECTION 2.01. Warrant Agency. As long as any of the Warrants remain outstanding, WLR shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth in Section 7.01 hereof or at such other address as WLR shall specify by notice to all Warrantholders.

     SECTION 2.02. Ownership of Warrant. WLR may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than WLR) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this
Article 2.

     SECTION 2.03. Transfer of Warrant. WLR agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, WLR shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

      SECTION 2.04. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section
2.03 as to any transfer or assignment which may be involved in the division or combination, WLR shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     SECTION 2.05. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to WLR of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to WLR (it being understood and agreed that if the holder of such Warrant is First Union, CoreStates, Harris, Crestar or a Purchaser, then a written agreement of indemnity given by such holder alone shall be satisfactory to WLR and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, WLR will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     SECTION 2.06. Expenses of Delivery of Warrants. WLR shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.


                               ARTICLE 3

                            CERTAIN RIGHTS

     SECTION 3.01. Right and Obligations under the Warrantholders Rights Agreement. The holder of this Warrant is entitled to the benefits and subject to the terms of the Warrantholders Rights Agreement dated as of February 25, 1998 among WLR and the Warrantholders listed on the signature pages thereof (as amended from time to time, the "Warrantholders Rights Agreement"). WLR shall keep or cause to be kept a copy of the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

     SECTION 3.02. Determination of Fair Market Value.  Subject to
Section 3.03 hereof, each determination of Fair Market Value hereunder shall be made in good faith by WLR. Upon each determination of Fair Market Value by WLR hereunder WLR shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the "WLR Determination").

     SECTION 3.03. Contest and Appraisal Rights. (a) If the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of Warrant at the time outstanding (exclusive of Warrants then owned by WLR or any Subsidiary or Affiliate thereof) (the "Required Interest") shall disagree with the WLR Determination and shall by notice to WLR given within ten Business Days after WLR's notice of the WLR Determination (an "Appraisal Notice") elect to dispute the WLR's Determination, such dispute shall be resolved as set forth in subsection (b) of this Section.

(b) WLR shall within 30 days after an Appraisal Notice shall have been given pursuant to subsection (a) of this Section engage an investment bank or other qualified appraisal firm acceptable to the Required Interest (the "Appraiser") to make an independent determination of Fair Market Value (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on WLR and all

Warrantholders. If the WLR Determination and the Appraiser Determination differ by an amount of 10% or less of the WLR Determination, then the costs of conducting the appraisal shall be borne equally by WLR and the Warrantholders; if the WLR Determination is greater than the Appraiser Determination by more than 10% of the WLR Determination, then the costs of conducting the appraisal shall be borne entirely by the Warrantholders; and if the Appraiser Determination is greater than the WLR Determination by more than 10% of the WLR Determination, then the costs of conducting the appraisal shall be borne entirely by WLR; provided that in each case costs separately incurred by WLR and any Warrantholders shall be separately borne by them.

                               ARTICLE 4

                        ANTIDULUTION PROVISIONS

     SECTION 4.01. Adjustment Generally. The number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article 4.

     SECTION 4.02. Common Stock Reorganization. If WLR shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares or make any other distribution upon any capital stock of WLR payable in Common Stock, Options or Convertible Securities (any such event being called a "Common Stock Reorganization"), then the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

     SECTION 4.03. Common Stock Distribution. (a) If WLR shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 4.02 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Exercise Price then in effect or less than the Fair Market Value of WLR per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by WLR with respect to such Common Stock Distribution would purchase at the Fair Market Value of WLR per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution before giving effect to such Common Stock Distribution. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

     (b) If WLR shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock ("Options") or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Option are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by WLR as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to WLR upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Fair Market Value of WLR per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph
(a) above, the total maximum number of shares of Common Stock issuable upon the exercise oxchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and WLR shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares subject to purchase upon exercise of this Warrant shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

     (c) If WLR shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by WLR as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to WLR upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Fair Market Value of WLR per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and WLR shall be deemed to have received as consideration such pricas provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares subject to purchase upon exercise of this Warrant shall be made upon the actual conversion or exchange of such Convertible Securities.

     (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article 4), (ii) any of such Options or Convertible
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

Securities shall have terminated, lapsed or expired, or (iii) any Options or Convertible Securities outstanding on February 25, 1998 shall have terminated, lapsed or expired, then the number of shares which are then subject to purchase upon exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the number of shares which would have been subject to purchase upon exercise of this Warrant (A) had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or (B) had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph
(d)) or (C) had the shares of Common Stock issuable upon the exercise or conversion of such Options or Convertible Securities not been deemed outstanding for purposes of calculating the number of shares for which the Warrants originally issuwere exercisable (in the case of any event referred to in clause (iii) of this paragraph (d)).

     (e) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by WLR therefor, after deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by WLR shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which WLR is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of WLR, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

     SECTION 4.04. Special Dividends. If WLR shall issue or distribute to any holder or holders of shares of Common Stock evidence of indebtedness, any other securities of WLR or any cash, property, or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Fair Market Value of WLR per share of outstanding Common Stock as of the effective date of such Special Dividend and the denominator of which shall be such Fair Market Value per share less any cash and the then Fair Market Value of any evidence of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by WLR to holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

     SECTION 4.05. Capital Reorganizations. If there shall be any consolidation or merger to which WLR is a party, other than a consolidation or a merger of which WLR is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common

Stock, or any sale or conveyance of the property of WLR as an entirety or substantially as an entirety, or any recapitalization of WLR (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, WLR or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.05, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise by any Regulation Y Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this Section 4.05 shall similarly apply to successive Capital Reorganizations.

     SECTION 4.06. Adjustment Rules.  Any adjustments pursuant to this
Article 4 shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article 4, no adjustment shall be made to the number of shares of Common Stock to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less that 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article 4 in respect of the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants or any Options listed in Schedule 6.1(z) to the Credit Agreement or upon the conversion or exchange of any Convertible Securities listed in such Schedule 6.1(z), in each case in accordance with the terms of such Options or Convertible Securities as in effect on the date of the Warrantholders' Rights Agreement. If WLR shall take a record of the holders of its Common Stock for any purpose referred to in this Article 4, then (i) such record date shall be deemed to be the date of issuance, sale, distribution or grant in question and (ii) if WLR shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this
Section 4 in respect of such action.

     SECTION 4.07. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 4, WLR shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) WLR may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof and (b) the ownership and exercise of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

     SECTION 4.08. Notice of Adjustment. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article 4, WLR shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable
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

at the time of such notice, WLR shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                               ARTICLE 5

PURCHASE, REDEMPTION, GIVEB ACK AND CANCELLATION OF WARRANTS

     SECTION 5.01. Purchases of Warrants by WLR. WLR shall have the obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

     SECTION 5.02. Optional Redemption of Warrants. The Holder may, by notice to WLR, demand a determination of the Redemption Price (a "Determination Notice") for purposes of this Section 5.02: (a) at any time and from time to time on or after the repayment in full of all principal of and premium and interest on the Notes (as defined in the Credit Agreement) and the Insurance Company Notes and the termination of the Commitment under the Credit Agreement and (b) on or within 30 days after the date on which WLR shall have delivered a Refinancing Notice (any such redemption pursuant to this clause (b), a "Refinancing Redemption"). Within 30 days (or, in the case of a Refinancing Redemption, five Business Days) after the receipt of any Determination Notice from the Holder, WLR shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within ten Business Days after receipt of notice of the Redemption Price and the resolution of any dispute with respect thereto pursuant to Section
3.03 hereof, WLR may redeem this Warrant, in whole or in part, after giving effect to any giveback of this Warrant pursuant to Section 5.03 hereof that has occurred or that would result from the consummation of the refinancing described in any Refinancing Notice on the proposed closing date set forth in such Refinancing Notice, at the Redemption Price by notice to the Holder, payable on the third Business Day after notice of such exercise (or, in the case of a Refinancing Redemption, on the closing date of such refinancing) (any such date, the "Redemption Due Date") in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, by wire transfer to any account in the United States of America specified by such Holder by notice to WLR. Thereupon, the right to purchase shares of Common Storant as to which WLR has exercised its right of redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the full Redemption Price from WLR in accordance with this Section. WLR's right to redeem this Warrant pursuant to this Section 5.02 shall be referred to hereinafter as the WLR's "Optional Redemption Right."

     SECTION 5.03. Warrant Giveback.

     In the event that WLR repays in full all principal of and premium and interest on the Term Loan Notes (as defined in the Credit Agreement) and the Insurance Company Notes, on or before any of the dates set forth below, then the number of Warrant Shares for which this Warrant is exercisable shall be automatically reduced, without any other action by WLR or the Holder and without any change in the Exercise Price, by the number of Warrant Shares equal to the product of (i) the number of Warrant Shares for which this Warrant is then exercisable multiplied by (ii) the percentage set forth opposite the applicable date below:

                    Date                     Percentage
                    August 31, 1998          70%
                    January 31, 1999         50%
                    May 31, 1999             25%

     SECTION 5.04. Cancellation of Warrants. All warrants purchased, redeemed or otherwise acquired by WLR shall thereupon be canceled and
                                       9
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retired.  The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to WLR.

                               ARTICLE 6

                              DEFINITIONS

     The following terms, as used in this Warrant, have the following meanings:

     "Affiliate" means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and
(iii) any other Person that, directly or indirectly, through one or more intermediaries controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     "Appraisal Notice" has the meaning set forth in Section 3.03(a).

     "Appraiser" has the meaning set forth in Section 3.03(b).

     "Appraiser Determination" has the meaning set forth in Section
3.03(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange or quoted on NASDAQ, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading or NASDAQ is open for business or (b) if Common Stock is not so listed or admitted to trading or quoted, a day on which the New York Stock Exchange is open for business.

     "Capital Reorganization" has the meaning set forth in Section
4.05.

     "Closing Price" on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange or quoted on NASDAQ, the reported last sales price or, if no such reported sale occurs on such day, the reported last sales price on the most recent day on which any reported sale has occurred, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading or on NASDAQ, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the NASD or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by WLR for such purpose.

     "Common Stock" means the Class A Common Stock, no par value, of WLR.

     "Common Stock Distribution" has the meaning set forth in Section
4.03(a).

     "Common Stock Reorganization" has the meaning set forth in
Section 4.02.

     "Convertible Securities" has the meaning set forth in Section
4.03(b).

     "Credit Agreement" has the meaning set forth in the second paragraph of this Warrant.

     "Determination Notice" has the meaning set forth in Section 5.02.

     "Dispute" means any dispute, claim or controversy arising out of, connected with or relating to this Warrant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "Exercise Price" means $.01 per Warrant Share.

     "Fair Market Value" as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of WLR or otherwise in accordance with Section 3.03 hereof. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of WLR, the Common Stock shall then be publicly traded, the Fair Market Value of WLR on such date shall be the Market Price on such date multiplied by the number of shares of Common Stock then outstanding on a Fully Diluted Basis. Determination of the Fair Market Value of WLR per share of Common Stock, shall be made without giving effect to any discount for (i) minority interest or (ii) any lack of liquidity of the Common Stock due to the fact that there may be no or a limited public market for the Common Stock.

     "Fully Diluted Basis" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

     "Holder" has the meaning set forth in the first paragraph of this Warrant.

     "Insurance Company Notes" mean the notes issued by WLR pursuant to the Note Purchase Agreement.

     "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholdders to exercise their rights set forth in Section 5.02 hereof and (z) the commencement of "ex-dividend" trading in respect thereof.

     "NASD" means The National Association of Securities Dealers, Inc.

     "NASDAQ" means The NASDAQ Stock Market.

     "Note Purchase Agreement" has the meaning set forth in the second paragraph of this Warrant.

     "Optional Redemption Right" has the meaning set forth in Section
5.02.

     "Options"  has the meaning set forth in Section 4.03(b).

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental agency or political subdivision thereof.

     "Purchasers" has the meaning set forth in the second paragraph of this Warrant.

     "Redemption Due Date" has the meaning set forth in Section 5.02 hereof.

     "Redemption Price" means, as of any date of determination, a price equal to the excess of (a) the Fair Market Value per share of Common Stock of WLR over (b) the Exercise Price then in effect.

     "Refinancing Notice" has the meaning set forth in Section 5.05 hereof.

     "Regulation Y Holder" means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

     "Required Interest" has the meaning set forth in Section 3.03(a).

     "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations of the Securities Exchange Commission thereunder.

     "Special Dividend" has the meaning  set forth in Section 4.04.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of WLR and "Subsidiaries" means all Subsidiaries of WLR.

     "Warrant Agency" has the meaning set forth in section 2.01.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     "Warrantholder" means a holder of a Warrant.

     "Warrantholders Rights Agreement" has the meaning set forth in
Section 3.01.

     "Warrants" has the meaning set forth in the second paragraph of this Warrant.

     "WLR" has the meaning set forth in the first paragraph of this Warrant.

     "WLR Determination" has the meaning set forth in Section 3.02(a).

     All references herein to "days" shall mean calendar days unless otherwise specified.

                               ARTICLE 7

                             MISCELLANEOUS

     SECTION 7.01. Notices.

     (a) Method of Communication. Except as otherwise provided in this Warrant, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to WLR:                                   WLR Foods, Inc.
                                        800 Co-op Drive
                                        Timberville, Virginia 22853
                                        Attention: Robert Ritter, CFO
                                        Telephone No.: (540) 896-7001
                                        Telecopy No.: (540) 896-0498

Or, if sent by mail:

                                        WLR Foods, Inc.
                                        P.O. Box 7000
                                        Broadway, Virginia 22815
                                        Attention: Robert Ritter, CFO

If to the Holder:
                                        (FIELD)Address

     SECTION 7.02. Expenses. WLR will pay all out-of-pocket expenses of the Holder in connection with: (i) the preparation, execution and delivery of this Warrant, including all out-of-pocket due diligence expenses, taxes and reasonable fees and disbursements of counsel for the Holder; and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Holder relating to this Warrant, including reasonable fees and disbursements of counsel for the Holder and taxes imposed in connection therewith.

     SECTION 7.03. Governing Law. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

     SECTION 7.04. Consent to Jurisdiction. WLR hereby irrevocably consents to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, County of New York in any action, claim or other proceeding arising out of any dispute in connection with this Warrant, any rights or obligations hereunder, or the performance of such rights and obligations. WLR hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Holder in connection with this Warrant, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 7.01. Nothing in this Section 7.04 shall affect the right of Holder to serve legal process in any other manner permitted by Applicable Law (as defined in the Credit Agreement) or affect the right of the Holder to bring any action or proceeding against WLR or its properties in the courts of any other jurisdictions.

     SECTION 7.05. Waiver of Jury Trial; Waiver of Punitive Damages.

     (a) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE HOLDER AND WLR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, OR ANY DISPUTE IN CONNECTION WITH, THIS WARRANT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (b) Waiver of Punitive Damages. The Holder and WLR agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 7.06. Injunctive Relief. WLR recognizes that, in the event WLR fails to perform, observe or discharge any of its obligations or liabilities under this Warrant, any remedy of law may prove to be inadequate relief to the Holder. Therefore, WLR agrees that the Holder, at the Holder's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 7.07 Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of WLR and the Holder, and their respective successors and assigns, except that WLR shall not assign or transfer any of its rights or obligations under this Warrant without the prior written consent of the Holder.

     SECTION 7.08. Amendments, Waivers and Consents; Renewal. Any term, covenant, agreement or condition of this Warrant may be amended or waived by the Holder, and any consent given by the Holder, if, but only if, such amendment, waiver or consent is in writing signed by the Holder and, in the case of an amendment, signed by WLR.

     SECTION 7.09. Performance of Duties. WLR's obligations under this Warrant shall be performed by WLR at its sole cost and expense, except as otherwise expressly provided herein.

     SECTION 7.10. Indemnification. WLR agrees to reimburse the Holder for all reasonable costs and expenses, including all counsel or other expert or consultant fees and disbursements incurred, and to indemnify and hold the Holder harmless from and against all losses suffered by the Holder in connection with (i) the exercise by the Holder of any right or remedy granted to it under this Warrant and
(ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Warrant; provided that WLR shall not be obligated to reimburse the Holder for costs and expenses, or indemnify the Holder for any loss, resulting from the gross negligence or willful misconduct of the Holder.

     SECTION 7.11. Survival of Indemnities. Notwithstanding any exercise or expiration of this Warrant, the indemnities to which the Holder is entitled under the provisions of this Article 7 and any other provision of this Warrant shall continue in full force and effect and shall protect the Holder against events arising after such termination as well as before.

     SECTION 7.12. Titles and Captions.  Titles and captions of
Articles, Sections and subsections in this Warrant are for convenience only, and neither limit nor amplify the provisions of this Warrant.

     SECTION 7.13. Severability of Provisions. Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, WLR has caused this Warrant to be executed by its duly authorized officers, all as of the day and year first written above.


                                   WLR FOODS, INC.


                                   By:____________
                                   Name:__________
                                   Title:_________




[CORPORATE SEAL]

Attest:__________




Name:____________
Title:___________
                                       15
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